Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Edwards Group Limited of our report dated 21 March 2012 relating to the financial statements of Edwards Group plc, which appears in Edwards Group Limited’s Registration Statement on Form F-1, as amended (No. 333-180262) filed on 10 May 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, United Kingdom

10 May 2012